Exhibit 2

Banco de Chile

[•] Shares of Common Stock, without nominal (par) value

Underwriting Agreement

New York, New York

January [•], 2014

To the Representatives

named in Schedule I

hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

LQ Inversiones Financieras S.A., a closely held corporation (sociedad anónima cerrada) organized under the laws of Chile (the “Selling Shareholder”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, without nominal (par) value (“Ordinary Shares”) of Banco de Chile, a banking corporation (sociedad anónima bancaria) organized under the laws of Chile (the “Company”), set forth in Schedule I hereto (said shares to be sold by the Selling Shareholder pursuant to this Underwriting Agreement being hereinafter called the “Underwritten Shares”). [It is understood that the Selling Shareholder is concurrently entering into a [•] (the “Chilean Agreement,” and together with this Underwriting Agreement, the “Global Agreements”) with the Chilean agents identified therein (the “Chilean Agents”) providing for [•] of an aggregate of [•] Ordinary Shares (said shares to be sold by the Selling Shareholder pursuant to the Chilean Agreement being hereinafter called the “Chilean Shares” and together with the Shares, the “Global Shares”).]

The Selling Shareholder is offering to sell up to [•] shares by means of a special auction (subasta de un libro de órdenes) (the “Auction”) on the Santiago Stock Exchange (Bolsa de Comercio de Santiago, Bolsa de Valores), consisting of (i) an aggregate of up to [•] shares (the “Chilean Shares”) of the Company to be sold to the public in Chile and (ii) the Underwritten Shares to be sold to the Underwriters hereunder and offered and resold outside Chile as set forth below. The Chilean Shares and the Underwritten Shares are herein collectively called the “Global Shares”). In connection with the offering and sale of the Underwritten Securities outside Chile, the Company has prepared a Preliminary Prospectus and a Final Prospectus.

The Global Shares will be offered for sale by the Selling Shareholder on the Santiago Stock Exchange by means of a book auction (subasta de libro de órdenes) at [•] Santiago time on [•] in compliance with Chilean law and the rules and regulations of the Santiago Stock Exchange.

It is understood that Banco BTG Pactual S.A. – Cayman Branch is not a broker-dealer registered with the Commission, and therefore may not make sales of any Underwritten Shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Banco BTG Pactual S.A. – Cayman Branch intends to effect sales of the Underwritten Shares in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law. The parties hereto hereby agree that (a) the benefits of the representations and warranties in Section 1, agreements in Section 5 and indemnification and contribution provisions in Section 8 shall inure to the benefit of BTG Pactual US Capital, LLC, as placement agent, and (b) Banco BTG Pactual S.A. – Cayman Branch shall cause BTG Pactual US Capital, LLC to comply with the representations, obligations and agreements made by the Underwriters pursuant to Section 9.

The Representatives have also advised the Company and the Selling Shareholder that the Underwriters may elect to cause the Company to deposit on their behalf all or any portion of the Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of November 27, 2001, as amended as of February 1, 2011 (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all holders from time to time of the ADSs (as hereinafter defined). Upon deposit of any Shares, the Depositary will issue American Depositary Shares (the “ADSs”) representing the Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent 600 Ordinary Shares and each ADR may represent any number of ADSs.

Unless the context otherwise requires, the terms “Underwritten Securities,” “Chilean Securities,” “Securities” and “Global Securities” shall be deemed to refer, respectively, to Underwritten Shares, Chilean Shares, Shares and Global Shares as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 23 hereof. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus [and the final term sheet prepared and filed pursuant to Section 5(i)(b) hereto] does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) Each of the Company and the Subsidiaries (as defined in Section 1(i)(h) below) is duly incorporated, validly existing and, to the extent applicable, in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Disclosure Package and Final Prospectus; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation, to the extent applicable, in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Underwriting Agreement (any such event, a “Material Adverse Effect”).

(h) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the most recent balance sheet as of September 30, 2013 included in the Company’s Current Report on Form 6-K included or incorporated by reference in the Registration Statement, Disclosure Package and Final Prospectus; all of the “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X) are listed in Annex A attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date (as defined in Section 3 below) will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of each of the Subsidiaries directly or indirectly owned by the Company will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting; except as set forth in the Disclosure Package and Final Prospectus, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. The only subsidiaries of the Company are (a) the Subsidiaries listed in Annex A attached hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1–02 of Regulation S–X. Except for the Subsidiaries and any securities held by the Company in the ordinary course of business through its treasury and money market operations and as otherwise disclosed in the Disclosure Package and Final Prospectus, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(i) There is no contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Disclosure Package or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(j) Each of this Underwriting Agreement, the Chilean Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(k) The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l) No consent, approval (including exchange control approval), authorization, filing with or order of any court, regulatory authority or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except (A) such as have been obtained and made under the Act, and (B) such as have been obtained and made under the Chilean Securities Act, the Chilean Banking Act, the Compendium of Foreign Exchange Regulations of the Central Bank of Chile and other filings with the Superintendencia de Bancos e Instituciones Financieras de Chile (“SBIF”) as required by applicable law.

(m) None of the execution and delivery of this Underwriting Agreement or the Deposit Agreement, the offer and sale of the Global Securities, or the consummation of any of the other transactions herein or therein contemplated, or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the certificate of incorporation or by-laws or comparable constituent documents of the Company or any of its Subsidiaries, (ii) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except for in the case of clauses (ii) or (iii), any such conflict, breach, violation or default that would not, individually or in the aggregate have a Material Adverse Effect.

(n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement other than the rights that Citibank Overseas Investment Corporation and Citigroup Inc. have under the Master Joint Venture Agreement dated July 19, 2007 and the rights that Citigroup Chile S.A. has under the Shareholders Agreement dated December 27, 2007, as amended, which have been duly and validly waived in full.

(o) The annual consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Item 3. Key Information – Selected Financial Data” in the Company’s most recent annual report on Form 20-F as incorporated by reference in the Registration Statement (the “Form 20-F”) and under the caption “Selected Consolidated Financial Information” in the Disclosure Package, the Final Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein.

(p) Except as described in the Disclosure Package and the Final Prospectus, there is no pending or threatened action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that (i) if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; (ii) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge, the sale of the Ordinary Shares to be sold hereunder or the consummation of the other transactions described in the Disclosure Package or the Final Prospectus; or (iii) purports to affect the legality, validity or enforceability of this Underwriting Agreement.

(q) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate United States, Chilean or other federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Disclosure Package and the Final Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where any such revocation, modification or failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.

(r) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or by-laws or comparable constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except for in each case of clauses (ii) and (iii) any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) Ernst & Young Servicios Profesionales de Auditoría y Asesorías Limitada, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(t) No stamp or other issuance or transfer taxes or duties under Chilean law and no capital gains, income, withholding or other similar taxes under Chilean law are payable by or on behalf of the Underwriters in connection with (i) the execution and delivery of this Underwriting Agreement or the issuance, sale or delivery by the Company of the Global Securities in the manner contemplated by this Underwriting Agreement, or (ii) the deposit with the Depositary of the Ordinary Shares against issuance of the ADRs evidencing the ADSs.

(u) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company and its Subsidiaries have paid all federal, state, local, Chilean and other foreign taxes (except any such taxes as may be being contested in good faith and by appropriate proceedings and for which adequate provision has been made under IFRS) and filed all tax returns required to be paid or filed through the date hereof, except where the failure to pay such taxes or file such returns would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, there is no tax deficiency that has been, or, to the best knowledge of the Company and the Subsidiaries, could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(x) No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists, is expected or threatened, except as disclosed in the Disclosure Package and the Final Prospectus, which disturbance or dispute would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Except as disclosed in the Disclosure Package and the Final Prospectus, the Company has insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company deems adequate to protect its business, except where the failure to have such insurance would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except for such failure to renew that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) The Company and its Subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls over financial reporting of the Company and its Subsidiaries (on a consolidated basis) are effective in all material respects and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(aa) The Company and its Subsidiaries (on a consolidated basis) maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects.

(bb) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Global Securities.

(cc) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or imposed by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions applicable to such person and administered, enacted or enforced by the United States (including any administered, enacted or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce) or by any governmental authority with jurisdiction over such person (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(hh) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(ii) The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of, or material to, its businesses, except for such defects in or the absence of such rights that could not have a Material Adverse Effect; and the Company has not received any notice of any claim of infringement of or conflict with any such rights of others that could, individually or in the aggregate, have a Material Adverse Effect.

(jj) Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile; provided, however, that any foreign judgment cannot be enforced in any way against any kind of property located in Chile which, as a matter of Chilean law, are subject exclusively to Chilean law and to the jurisdiction of Chilean courts as described in Section 1(i)(pp)(iii)(B) of this Agreement.

(kk) The Company has filed with the Commission a registration statement (file number 333-171999) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did comply, and on the Closing Date will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of each Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(ll) Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Underwriting Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(mm) Except as described in each of the Disclosure Package and the Final Prospectus, all dividends and other distributions declared and payable on the Global Securities may, under current Chilean laws and regulations, be paid to the Depositary and to the holders of such Global Securities, as the case may be, in Chilean pesos and may be converted into foreign currency that may be freely transferred out of Chile in accordance with the Deposit Agreement; and, except as set forth in the Disclosure Package and the Final Prospectus, all such dividends and other distributions made to holders of Global Securities who are non-residents of Chile for tax purposes and do not hold the Global Securities or a beneficial interest therein in connection with the conduct of a trade or business in Chile through a permanent establishment for tax purposes in Chile are not subject to Chilean withholding or other taxes under current Chilean laws and regulations and are otherwise free and clear of any other tax, duty, withholding or deduction imposed on such holder in Chile without the necessity of obtaining any governmental authorization in Chile, except that a 35% Chilean withholding tax with the corresponding credit for the corporate tax registered as paid by the Company (if any), will be payable on dividend distributions declared and payable on the Global Shares, as disclosed in the Disclosure Package and the Final Prospectus.

(nn) Based on proposed U.S. Treasury regulations, which are proposed to be effective for taxable years after 31 December 1994, and U.S. Internal Revenue Service Notice 89-81, the Company does not believe that it should be classified as a “passive foreign investment company” (“PFIC”) as defined by Section 1297 of the U.S. Internal

Revenue Code of 1986 for the 2012 taxable year (the latest period for which the determination can be made) and, based further on its present regulatory status under Chilean law, the present nature of its activities, the Company’s current business plans and the present composition of its assets and sources of income, the Company does not expect to be a PFIC for the current year or for any future years.

(oo) The statements in the Form 20-F under the captions “Item 3. Key Information – Risk Factors – Risks Relating to our ADSs – You may be unable to exercise preemptive rights,” “Item 4. Information on the Company – Regulation and Supervision,” “Item 6. Directors, Senior Management and Employees – Board Practices,” “Item 8. Financial Information – Legal Proceedings” and “Item 10. Additional Information – Taxation – Chilean Tax Considerations” and in the Disclosure Package and the Final Prospectus under the headings [“Taxation”] and [“Recent Developments”] fairly summarize and update the matters therein described in all material respects.

(pp) Any final, valid and conclusive monetary judgment for the payment of a fixed and readily calculable sum of money against the Company, rendered by any competent court of the State of New York or any United States Federal court sitting in the Borough of Manhattan, the City of New York, New York under this Underwriting Agreement, which judgment remains in full force and effect after all appeals that may be taken with respect thereto, would be recognized and will be enforced by the courts of the Republic of Chile, without re-examining or re-litigating the merits of the original action, provided the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile):

(i) if there is a treaty between Chile and the United States with respect to the enforcement of foreign judgments, the provisions of such treaty shall be applied . On the date hereof, Chile is not a party to any treaty with the United States with respect to the enforcement in Chile of judgments rendered by a New York Court;

(ii) in the absence of such treaty, the rules of reciprocity will apply to the enforcement of judgments; if the country where the judgment was passed does not recognize judgments of Chilean courts, such foreign judgments may not be enforced in Chile; and

(iii) if the previous rules cannot be applied, the judgment of foreign courts will have in Chile the same effect as the judgments given by Chilean courts, provided that:

(A) the foreign judgment does not contain anything contrary to the laws of Chile (nothing contained in this Underwriting Agreement is contrary to the laws of Chile);

(B) the foreign judgment is not contrary to public policy of Chile and does not affect in any way real estate situated in Chile, which are subject exclusively to the jurisdiction of local courts (nothing contained in this Underwriting Agreement is contrary to the public policy of Chile);

(C) the defendant against whom the enforcement is sought has been given personal notice of the proceedings in accordance with Chilean law and has been afforded a real opportunity to appear before the foreign court and defend his case, which are factual issues that must be established when obtaining in Chile the enforcement of a foreign monetary judgment. Personal service made upon the Company’s process agent, assuming that manner of service to be valid under the local law of the place where service was made, would constitute due notice. However, under Chilean law, service of process by mail, facsimile or email may be deemed not to constitute due service of process for the above purposes; and

(D) the foreign monetary judgment is final, conclusive and enforceable under the laws of the country where it was rendered.

A foreign, final and conclusive monetary judgment meeting these requirements, duly legalized by the Chilean Consul in the jurisdiction where such judgment was rendered and, if not Spanish language, officially translated into the Spanish language by the Ministry of Foreign Affairs, must be presented to the Supreme Court of Chile. The Supreme Court of Chile will hear arguments from the party against whom enforcement is sought, but such hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the foreign judgment. If said Court concludes that the aforesaid legal requirements have been complied with, it would order enforcement of the judgment in Chile, in accordance with the procedure applicable to the enforcement of final and conclusive monetary judgments in Chile under the provisions of the Chilean Civil Procedure Code (Código de Procedimiento Civil).

(qq) This Underwriting Agreement is in proper legal form for the enforcement thereof against the Company in Chile, and to ensure the legality, validity, enforceability, priority or admissibility in evidence in Chile of any such document, it is not necessary that any such document or any other document or instrument hereunder be registered, recorded or filed with any court or other authority in Chile or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of any such document, or any other document or instrument hereunder, provided that an official Spanish translation of any such document by the Ministry of Foreign Affairs is required to bring an action thereon in the courts of Chile, and provided further that, unless an exemption is applicable, the applicable Chilean stamp tax as described in the Disclosure Package and the Final Prospectus has been paid in respect of the Securities.

(rr) The indemnification provisions set forth in this Underwriting Agreement do not contravene the laws or any public policy of Chile or any political subdivision thereof.

Any certificate and/or opinion signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) The Selling Shareholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(ii).

(a) The Selling Shareholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims other than the rights that the shareholders of the Selling Shareholder have under the Master Joint Venture Agreement dated July 19, 2007 and the Shareholders Agreement dated December 27, 2007, as amended, which have been duly and validly waived in full, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no valid action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Global Securities.

(c) No consent, approval (including exchange control approval), authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions contemplated herein, except (A) such as may have been obtained and made under the Act, and (B) such as may have been obtained and made under the Chilean Securities Act, the Chilean Banking Act, the Compendium of Foreign Exchange Regulations of the Central Bank of Chile and other filings with the SBIF as required by applicable law.

(d) Neither the sale of the Global Securities being sold by the Selling Shareholder nor the consummation of any of the other transactions herein contemplated by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or (ii) the charter or by-laws of the Selling Shareholder or (iii) the terms of any indenture or other agreement or instrument to which the Selling Shareholder or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to the Selling Shareholder or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder or any of its Subsidiaries, except for in the case of clauses (i), (iii) and (iv), any such conflict, breach, violation or default that could not, individually or in the aggregate have a Material Adverse Effect.

(e) The sale of Global Securities by the Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Final Prospectus or any amendment or supplement thereto.

(f) In respect of any statements in or omissions from the Registration Statement, the ADR Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriters by the Selling Shareholder specifically for use in connection with the preparation thereof, the Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) or (i)(f) of this Section.

(g) The Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Global Securities by means of any “prospectus” (within the meaning of the Securities Act), or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Global Securities, in each case other than the then most recent Preliminary Prospectus.

(h) Any final, valid and conclusive monetary judgment for the payment of a fixed and readily calculable sum of money against the Selling Shareholder, rendered by any competent court of the State of New York or any United States Federal court sitting in the Borough of Manhattan, the City of New York, New York under this Underwriting Agreement, which judgment remains in full force and effect after all appeals that may be taken with respect thereto, would be recognized and will be enforced by the courts of the Republic of Chile, without re-examining or re-litigating the merits of the original action, provided the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile):

(i) if there is a treaty between Chile and United States with respect to the enforcement of foreign judgments, the provisions of such treaty shall be applied. On the date hereof, Chile is not a party to any treaty with the United States with respect to the enforcement in Chile of judgments rendered by a New York Court;

(ii) in the absence of such treaty, the rules of reciprocity will apply to the enforcement of judgments; if the country where the judgment was passed does not recognize judgments of Chilean courts, such foreign judgments may not be enforced in Chile; and

(iii) if the previous rules cannot be applied, the judgment of foreign courts will have in Chile the same effect as the judgments given by Chilean courts, provided that:

(A) the foreign judgment does not contain anything contrary to the laws of Chile (nothing contained in this Underwriting Agreement is contrary to the laws of Chile);

(B) the foreign judgment is not contrary to public policy of Chile and does not affect in any way real estate situated in Chile, which are subject exclusively to the jurisdiction of local courts (nothing contained in this Underwriting Agreement is contrary to the public policy of Chile);

(C) the defendant against whom the enforcement is sought has been given personal notice of the proceedings in accordance with Chilean law and has been afforded a real opportunity to appear before the foreign court and defend his case, which are factual issues that must be established when obtaining in Chile the enforcement of a foreign monetary judgment. Personal service made upon the Selling Shareholder’s process agent, assuming that manner of service to be valid under the local law of the place where service was made, would constitute due notice. However, under Chilean law, service of process by mail, facsimile or email may be deemed not to constitute due service of process for the above purposes; and

(D) the foreign monetary judgment is final, conclusive and enforceable under the laws of the country where it was rendered.

A foreign final and conclusive monetary judgment meeting these requirements, duly legalized by the Chilean Consul in the jurisdiction where such judgment was rendered and, if not Spanish language, officially translated into the Spanish language by the Ministry of Foreign Affairs, must be presented to the Supreme Court of Chile. The Supreme Court of Chile will hear arguments from the party against whom enforcement is sought, but such hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the foreign judgment. If said Court concludes that the aforesaid legal requirements have been complied with, it would order enforcement of the judgment in Chile, in accordance with the procedure applicable to the enforcement of final and conclusive monetary judgments in Chile under the provisions of the Chilean Civil Procedure Code (Código de Procedimiento Civil).

(i) This Underwriting Agreement is in proper legal form for the enforcement thereof against the Selling Shareholder in Chile, and to ensure the legality, validity, enforceability, priority or admissibility in evidence in Chile of any such document, it is not necessary that any such document or any other document or instrument hereunder be registered, recorded or filed with any court or other authority in Chile or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of any such document, or any other document or instrument hereunder, provided that an official Spanish translation of any such document by the Ministry of Foreign Affairs is required to bring an action thereon in the courts of Chile, and provided further that, unless an exemption is applicable, the applicable Chilean stamp tax as described in the Disclosure Package and the Final Prospectus has been paid in respect of the Securities.

(j) The indemnification provisions set forth in this Underwriting Agreement do not contravene the laws or any public policy of Chile or any political subdivision thereof.

Any certificate and/or opinion signed by any officer of the Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at the purchase price set forth in Schedule I hereto, the number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Underwritten Shares shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Shareholder or as provided in Section 9 hereof (such date and time of delivery and payment being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholder by wire transfer payable in same-day funds to an account specified by the Selling Shareholder. Delivery of the Underwritten Shares (i) in the form of ADSs, shall be made through the facilities of The Depository Trust Company or (ii) in the form of Ordinary Shares, shall be made as the Representatives shall instruct.

The ADRs evidencing the Ordinary Shares shall be registered in such names and in such denominations as the Representatives may request not less than one full Business Day prior to the Closing Date.

It is understood and agreed that the Closing Date shall occur simultaneously with the “Closing Date” under the Chilean Agreement.

The Selling Shareholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities [(which, for the avoidance of doubt, is contemplated to occur on the date of the subasta de un libro de órdenes as described in the Final Prospectus)], the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or the ADR Registration Statement unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or the ADR Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

[(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.]

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will

(i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Selling Shareholder will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433[, other than a free writing prospectus containing the information contained in the final term sheet specified in Section 5(i)(b) hereto]; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show for the Securities. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Reserved.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(k) Reserved.

(ii) The Selling Shareholder agrees with the several Underwriters that:

(a) The Selling Shareholder will not, without the prior written consent of Citigroup Global Markets Inc., (I) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder [(other than the Company)] or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder [(other than the Company)]), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for, Ordinary Shares or ADSs (“Lock-up Securities”); or publicly announce an intention to effect any such transaction, until 180 days after the date of this Agreement, other than Ordinary Shares disposed of as bona fide gifts; (II) instruct any directors of the Company to approve or publicly announce an intention to effect, until 180 days after the date of this Agreement, (A) any motion to hold an extraordinary meeting of the Company’s shareholders (Junta Extraordinaria de Accionistas) relating to any capital increase by the Company by means of the offering of any Lock-up Securities [, except for the issuance of Ordinary Shares as dividends to the Company’s shareholders in the ordinary course of operations,] or (B) the issuance of any Lock-up Securities, except for the issuance of Ordinary Shares as dividends to the Company’s shareholders in the ordinary course of operations; (III) exercise or publicly announce an intention to exercise its right to request the Company’s board of directors to call an extraordinary meeting of the Company’s shareholders (Junta Extraordinaria de Accionistas) pursuant to Article 58 No. 3 of the Chilean Corporation Laws (Articulo 58 No. 3 de la Ley 18.046 de Sociedades Anonimas) relating to any capital increase by the Company by means of the offering of any Lock-up Securities, until 180 days after the date of this Agreement; or (IV) vote or publicly announce an intention to vote in favor of any proposed capital increase by the Company by means of any offering of Lock-up Securities until 180 days after the date of this Agreement, except for the issuance of Ordinary Shares as dividends to the Company’s shareholders in the ordinary course of operations. Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(r) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(b) The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(c) The Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Shareholder.

(d) The Selling Shareholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(e) The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(f) The Selling Shareholder agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of any amendments to the Deposit Agreement, if necessary, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, the ADR Registration Statement and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Underwriting Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the Ordinary Shares and the ADSs on the New York Stock Exchange; (vii) any filings required to be made with the Financial Institution Regulatory Authority, Inc. (FINRA) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings)[ up to a maximum of U.S.$5,000]; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company and the Selling Shareholder of its respective obligations hereunder.]

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); [the final term sheet contemplated by Section 5(i)(b) hereto and] any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Shearman & Sterling LLP, outside counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth in Exhibit B. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper, upon the opinion of other counsel whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c) The Company shall have requested and caused Carey y Cía., Chilean counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth in Exhibit C. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than Chile, to the extent they deem proper, upon the opinion of other counsel whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(d) The Depositary shall have requested and caused Ziegler, Ziegler & Altman LLP, counsel for the Depositary, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth in Exhibit D. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(e) The Selling Shareholder shall have requested and caused Shearman & Sterling LLP, outside counsel for the Selling Shareholder, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth in Exhibit E. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(f) The Selling Shareholder shall have requested and caused Noguera Larrain Dulanto y Cía Limitada, Chilean counsel for the Selling Shareholder, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth in Exhibit F. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than Chile, to the extent they deem proper, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(g) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Representatives shall have received from Claro y Cía., Chilean counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Company shall have furnished to the Representatives a certificate of the Company, signed on behalf of the Company by an officer authorized by the Company, such as the Company’s Chief Executive Officer, dated the Closing Date, to the effect that the signer of such certificate have examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, this Underwriting Agreement and the Chilean Agreement and that:

(i) the representations and warranties of the Company in this Underwriting Agreement (A) that are qualified by Material Adverse Effect or a similar materiality qualifier are true and correct and (B) that are not so qualified are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement or any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(j) The Selling Shareholder shall have furnished to the Representatives a certificate, signed by an authorized officer of the Selling Shareholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(k) The Company shall have requested and caused Ernst & Young Servicios Profesionales de Auditoría y Asesorías Limitada, independent auditors for the Company, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder covering the matters that are ordinarily covered by “comfort letters” drafted in accordance with Statement of Accounting Standards No. 72.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof)and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(k) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(m) The Deposit Agreement shall be in full force and effect.

(n) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(o) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(q) The ADSs shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(r) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each shareholder of the Company listed on Schedule V hereto addressed to the Representatives.

(s) No order or other type of official communication suspending the public offering of the Chilean Securities shall have been issued by the SBIF and continue in effect.

(t) All approvals required under the laws of Chile at the Closing Date shall have been obtained.

(u) On or prior to the Execution Time, the closing under the Chilean Agreement shall have occurred. The closing of the sale of the Securities to be issued and sold by the Company pursuant to this Underwriting Agreement shall occur concurrently with the closing of the Chilean Securities to be issued and sold by the Company pursuant to the Chilean Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, at One Chase Manhattan Plaza, New York, New York 10005, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Shareholder will reimburse the Underwriters severally through the Representatives on demand for all reasonably documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus [or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(i)(b) hereto], or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement [or the ADR Registration Statement], or makes any filing or discloses information to the public, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement [or the ADR Registration Statement], or makes any filing or discloses information to the public and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Shareholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Shareholder acknowledge that the statements set forth [in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Registration Statement, ADR Registration Statement, Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a), 8(b) or 8(c) unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a), 8(b) or 8(c). The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) In the event that the indemnity provided in Section 8(a), 8(b) or 8(c) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Shareholder and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Shareholder and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(e).

(f) The liability of the Selling Shareholder under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by the Selling Shareholder to the Underwriters. The Company and the Selling Shareholder may agree, as between themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Underwriting Agreement may be terminated in the sole discretion of the Representatives by notice to the Selling Shareholder given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representatives, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Representatives, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(ii) trading in securities of, or guaranteed by, the Company or in securities generally on the New York Stock Exchange, the Bolsa de Comercio de Santiago or the Bolsa Electrónica de Chile, shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by Chilean, New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in Chile or the United States;

(iv) there shall have been since the date of this Underwriting Agreement (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving Chile or the United States or any other national or international calamity or emergency involving or affecting Chile or the United States, or (C) any material change in the financial markets of Chile or the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Disclosure Package and the Final Prospectus; or

(v) any securities of the Company that are rated shall have been downgraded by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) (or its domestic affiliate) or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 17 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Merrill Lynch at One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); Deutsche Bank Securities Inc. at 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-9344), Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New

York, NY 10005 (fax: (212) 797-4564), Attention General Counsel; and Banco BTG Pactual S.A. – Cayman Branch at Butterfield House, 68 Fort Street, Grand Cayman, Cayman Islands, Attention: Jill Wallach (fax: (212) 293-4609); or if sent to the Company, will be mailed, delivered or emailed to Banco de Chile at Agustinas 1180, Santiago, Chile, Attention: [—]; or if sent to the Selling Shareholder, will be mailed, delivered or emailed to LQ Inversiones Financieras S.A. at Enrique Foster Sur 20, Piso 14, Santiago, Chile, Attention: [—].

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Selling Shareholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and (c) the engagement of the Underwriters by the Company and the Selling Shareholder in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholder agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholder on related or other matters). Each of the Company and the Selling Shareholder agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

15. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Jurisdiction. Each of the Company, the Selling Shareholder and the Underwriters agree that any suit, action or proceeding against the Company, the Selling Shareholder and the Underwriters, as the case may be, brought by the Company, the Selling Shareholder or any Underwriter, the directors, officers, employees and agents of the Company, the Selling Shareholder or any Underwriter, or by any person who controls the Company, the Selling Shareholder or any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Corporation Service Company as its authorized agent (the “Company Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Selling Shareholder has appointed Corporation Service Company as its authorized agent (the “Selling Shareholder Authorized Agent” and together with the Company Authorized Agent, the “Authorized Agents” and each, an “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholder hereby represents and warrants that its respective Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company Authorized Agent and Selling Shareholder Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder, respectively. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by the Company, the Selling Shareholder, any Underwriter, the directors, officers, employees and agents of the Company, the Selling Shareholder or any Underwriter, or by any person who controls the Company, the Selling Shareholder or any Underwriter, in any court of competent jurisdiction in Chile.

18. Currency. Each reference in this Underwriting Agreement to dollars, U.S. dollars or US$ (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company and the Selling Shareholder in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Selling Shareholder will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or the Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19. Waiver of Immunity. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Selling Shareholder hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

20. Waiver of Jury Trial. Each of the Company and the Selling Shareholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

21. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR” shall have the meaning set forth in the third introductory paragraph to this Agreement.

“ADS” shall have the meaning set forth in the third introductory paragraph to this Agreement.

“ADR Registration Statement” shall mean the registration statement referred to in Section 1(i)(kk) above, including exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Santiago, Chile.

“Chilean Banking Act” shall mean Chilean DFL No. 3 of the Ministerio de Hacienda of Chile of 1997, as amended.

“Chilean Agents” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Chilean Agreement” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Chilean Securities” shall mean the Chilean Shares.

“Chilean Securities Act” shall mean Chilean Act No. 18,045, as amended.

“Chilean Shares” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Closing Date” shall have the meaning set forth in Section 3.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Deposit Agreement” shall have the meaning set forth in the third introductory paragraph to this Agreement.

“Depositary” shall have the meaning set forth in the third introductory paragraph to this Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto[, (iv) the final term sheet prepared and filed pursuant to Section 5(i)(b) hereto and attached as Schedule IV hereto,] and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [            ], 2014 at [            ], the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Global Securities” shall mean the Global Shares as well as any ADSs representing Securities and the ADRs evidencing such ADSs.

“Global Shares” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall have the meaning set forth in Section 1(g).

“Money Laundering Laws” shall have the meaning set forth in Section 1(ee).

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Ordinary Shares” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 5(g).

“PFIC” shall mean a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Representatives” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Registration Statement” shall mean the registration statement referred to in Section 1(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B”, “Rule 433,” “Rule 436,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“SBIF” shall mean the Superintendencia de Bancos e Instituciones Financieras de Chile.

“Securities” shall mean the Shares as well as any ADSs representing such securities and the ADRs evidencing such ADSs.

“Shares” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Subsidiary” shall have the meaning set forth in Section 1(h).

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriters” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Underwritten Securities” shall mean the Underwritten Shares as well as any ADSs representing such securities and the ADRs evidencing such ADSs.

“Underwritten Shares” shall have the meaning set forth in the first introductory paragraph to this Agreement.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the several Underwriters.

Very truly yours,

Banco de Chile

By:
Name:
Title:

LQ Inversiones Financieras S.A.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Deutsche Bank Securities Inc.
Banco BTG Pactual S.A. – Cayman Branch

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

By: Deutsche Bank Securities Inc.

By:		By:
	Name:		Name:
	Title:		Title:

By: Banco BTG Pactual S.A. – Cayman Branch

By:
Name:
Title:

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated January [•], 2014

Registration Statement No. 333-172727

Representatives: Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Banco BTG Pactual S.A. – Cayman Branch

Title, Purchase Price and Description of Securities:

Title: Ordinary Shares, without nominal (par value)

Number of Underwritten Securities to be sold by the Selling Shareholder: [•]

Price per Share to Public (include accrued dividends, if any): [•]

Price per Share to the Underwriters – total: [•]

Other provisions: [•]

Closing Date, Time and Location: January [•], 2014 at 10:00 a.m. at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005.

Type of Offering: Non-Delayed

SCHEDULE II

Underwriters	Number of Underwritten Shares to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Banco BTG Pactual S.A. – Cayman Branch

Total

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

[Final Term Sheet to be inserted]

SCHEDULE V

PARTIES EXECUTING LOCK-UP AGREEMENT

LQ Inversiones Financieras S.A.

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

[TO COME]

EXHIBIT B

FORM OF OPINION OF SHEARMAN & STERLING LLP

[TO COME]

EXHIBIT C

FORM OF OPINION OF CAREY Y CÍA.

[TO COME]

EXHIBIT D

FORM OF OPINION OF ZIEGLER, ZIEGLER & ALTMAN LLP

[TO COME]

EXHIBIT E

FORM OF OPINION OF SHEARMAN & STERLING LLP

[TO COME]

EXHIBIT F

FORM OF OPINION OF NOGUERA LARRAIN DULANTO Y CÍA LIMITADA

[TO COME]

ANNEX A

SIGNIFICANT SUBSIDIARIES

Name	Jurisdiction of Incorporation
Banchile Administradora General de Fondos S.A.	Republic of Chile